OPTI-HARVEST, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is dated as of December 17, 2018 by and between Jonathan Destler ("Executive") and Opti-Harvest, Inc., a Delaware corporation (the "Company").

1. Duties.

1.1 Position. Executive is employed as Chief Executive Officer of the Company, reporting to the Company's board of directors. The duties and responsibilities of Executive shall include the duties and responsibilities for the direct supervision, direction and control of the Company's operations and sales. The Executive shall perform such duties as from time to time may be prescribed for him by the Company's chief executive officer or the Company's board of directors, in all cases to be consistent with Executive's corporate offices and positions.

1.2 Obligations to the Company. Executive agrees to the best of his ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of Executive's employment relationship with the Company, Executive further agrees that he will devote that amount of his business time and attention to the business of the Company necessary to perform his obligations under this Agreement and his duties to the Company. Nothing in this Agreement will prevent Executive from accepting speaking or presentation engagements in exchange for honoraria, from serving on boards of charitable organizations, or from owning no more than 4.9% of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq National Market, provided that such activities do not materially interfere with Executive's obligations to the Company as described above. Executive will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Executive's employment.

2. Term of Employment. The employment of Executive under this Agreement shall be for an for an initial term of five years, starting on the date of this Agreement; provided, however, that (i) this initial five-year term automatically shall extend for one additional year on such fifth anniversary date and on each subsequent anniversary of such date unless the Company or Executive notifies the other pursuant to Section 14.2 that no such extension will be effected at least two months before such anniversary date and (ii) this Employment Agreement is subject to earlier termination as provided herein. The employment term described in this Section 2 shall be referred to in this Employment Agreement as the "Term". If either party provides proper notice that this Employment Agreement will not be renewed, then it shall expire at the end of the Term.

3. Compensation. For the duties and services to be performed by Executive hereunder, the Company shall pay Executive, and Executive agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 3.

3.1 Salary. During calendar year 2018, Executive shall receive a monthly base salary of $7,500, which is equivalent to $90,000 on an annualized basis. Executive's monthly base salary will be payable pursuant to the Company's normal payroll practices for payment of salary to executive employees. Executive's monthly base salary shall increase to $10,000 per month, which is equivalent to $120,000 on an annualized basis, at the time that the Company closes on a Qualified Financing. For the purposes of this Agreement, a "Qualified Financing" shall mean an equity or debt financing in which the Company offers and sells equity or debt securities for an aggregate purchase price of, and obtains gross cash proceeds in an amount of, not less than One Million Dollars ($1,000,000). On the second anniversary of the date of this Agreement, Executive's monthly base salary shall increase to $15,000 per month, which is $225,000 on an annualized basis. Executive may, in his sole discretion, elect to receive any monthly base salary due to him, in whole or in part, in the form of a restricted stock grant, with a future vesting date and each share being valued the closing price per share of the Company's common stock on its principal trading market on the day Executive elects to receive the restricted stock grant.

3.2 Stock Options.

(i) Stock Incentive Program. In addition to new hire option grants and any other outstanding options that Executive may currently hold, Executive is eligible to participate in the Stock Incentive Program (the "Program") whereby each year Executive may receive an option for up to 1,000,000 shares of Company Common Stock (the "Option"). The number of shares awarded will be based solely on the Company's achievement of business and other goals solely determined by the Board prior to the start of each fiscal year. Options earned under this Program will be granted no later than February following the close of the applicable fiscal year. Any Option granted pursuant to this Program will have a purchase price equal to the fair market value on the grant date, and shall be subject to the terms of a stock option agreement or a notice of stock option grant the form of which is attached hereto as Exhibit A. The Option will vest and become exercisable over a four (4) year vesting period such that 1/48 of the total number of Option shares will vest and become exercisable on each monthly anniversary. Vesting is contingent upon Executive's continued employment with the Company.

(ii) Change of Control Benefit.

(A) Acceleration. In the event of a Change of Control (as defined in Section 5.1 of this Agreement), (i) if any of Executive's outstanding options (the "Awards") are assumed or an equivalent option is substituted by such successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation"), one half of the then unvested portion of the Awards shall be deemed to have vested immediately prior to the transaction, (ii) if the Awards are not assumed or an equivalent option is not substituted by the Successor Corporation, all of the then unvested portion of the Awards shall be deemed to have vested immediately prior to such transaction and (iii) if Executive is terminated without Cause (as defined below

in Section 5.2) or if Executive Resigns for Good Reason (as defined in Section 5.3) within twelve (12) months following the consummation of the transaction where the Successor Corporation assumed the Awards or substituted an equivalent option, the entire unvested portion of the Awards held by Executive shall be deemed to have vested and become fully exercisable immediately prior to any such termination or resignation. If the vesting of the Awards is accelerated pursuant to this Section 3.2(ii)(A), the Company shall notify Executive that the vesting of the Awards has been accelerated and Executive shall have the right to exercise the Awards prior to the transaction, termination or resignation as applicable.

(B) Limitation on Payments. In the event that the vesting acceleration provided for in Section 3.2(ii)(A) above (i) constitutes "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), and (ii) but for this Section 3.2(ii)(B) would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then such vesting acceleration shall be either (aa) delivered in full, or (bb) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Code Section 4999, whichever amount, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the receipt by Executive on an after-tax basis of the greater amount of acceleration benefits, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999. Any determination required under this Section 3(b)(ii)(B) shall be made in writing by the Company's independent accountants, whose determination shall be conclusive and binding for all purposes on the Company and any affected Executive. In the event that (aa) above applies, then the Executive shall be responsible for any excise taxes imposed with respect to such benefits. In the event that (bb) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

3.3 Bonuses. Employer shall pay Executive the bonuses described on Exhibit B hereto. Additionally, Executive during the Term shall be eligible (but not guaranteed) to receive another or other bonuses pursuant to such unique or general plans or programs as Employer shall make available to Executive. Executive shall also be eligible (but not guaranteed) to receive other benefits, including stock options, that Employer may from time to time determine to offer to its executive officers. Employer and Executive may agree upon goals and objectives to be required for Executive to meet to be eligible for payment of a bonus. Bonuses are not payable for any time period during which an event, occurrence or breach of this Employment Agreement takes place that, with any required notice, lapse of time or compliance with procedures under Section 4, constitutes Cause for termination under Section 4. Executive shall not be entitled to any bonus payable following the expiration of this Employment Agreement or the termination thereof in accordance with Section 4.

3.4 Additional Benefits. Executive is eligible to participate in the Company's employee benefit plans of general application in accordance with the rules established for individual participation in any such plan and under applicable law. The Company shall pay for costs related to

Executive's reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, car and commuting costs and club membership costs, payable not later than 10 days after the end of each month. Employer shall not be liable to pay more than $1,000 per month for car and commuting costs.

3.5 Indemnification. Executive has previously entered into the Company's standard form of Indemnification Agreement, attached hereto as Exhibit C, providing indemnification to Executive to the maximum extent permitted by law, and in accordance therewith, the Company has agreed to advance any expenses for which indemnification is available to the extent allowed by applicable law.

3.6 Vacation. Executive is eligible to accrue up to 20 days of paid vacation per year, which vacation may be used in the year in which accrued or in a subsequent year, subject to the Company's policies with respect to maximum accrual of unused vacation.

4. Severance Benefits. Executive shall be entitled to receive severance benefits upon termination of employment only as set forth in this Section 4. Executive's entitlement to such severance benefits shall be conditioned upon Executive's execution and delivery to the Company of (i) a general release of all claims, (ii) a resignation from all of Executive's positions with the Company and (iii) an agreement not to directly or indirectly be employed or involved with any business developing or exploiting any products or services that are competitive with products or services (a) being commercially developed or exploited by the Company during Executive's employment and (b) on which Executive worked or about which Executive learned proprietary information or trade secrets of the Company during Executive's employment with the Company. Any payment of severance benefits under the terms of this Agreement will be subject to all applicable tax withholding

4.1 Voluntary Termination or Termination for Cause. If Executive voluntarily elects to terminate his employment with the Company other than by Executive's Resignation for Good Reason, as defined in Section 5.3 below, or if the Company or a successor entity terminates Executive's employment for Cause, as defined in Section 5.2 below, or the Executive dies or becomes incapacitated or otherwise disabled in such a manner that, in the sole determination of the Board, the Executive cannot perform reasonably the duties specified in Section 1 above, then Executive shall not be entitled to receive payment of any severance benefits. Executive will receive payment for all salary and unpaid vacation accrued as of the date of Executive's termination of employment and Executive's benefits will be continued solely to the extent of the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

4.2 Involuntary Termination Apart From a Change of Control. If Executive's employment is terminated by the Company or a successor entity without Cause or by Executive's Resignation for Good Reason prior to or more than twelve (12) months after, a Change of Control (as defined below), Executive will receive payment for all salary and unpaid vacation accrued as of the date of Executive's termination of employment, and, in addition, Executive will be entitled to receive the following severance benefits:

(i) continued payment of his base salary for a period of twelve (12) months following the date of termination, in accordance with the Company's normal payroll practices;

(ii) reimbursement of his premium cost for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or the California Continuation of Benefits Replacement Act of 1997, as amended, whichever is applicable, for the lesser of the first twelve (12) months of continuation coverage or that number of months until Executive becomes eligible for reasonably comparable benefits under any future employer's health insurance plan, provided Executive makes a timely election for such continuation coverage and presents reasonably requested documentation of payment of such premiums;

(iii) payment of 100% of Executive's current year discretionary cash bonus regardless of the Company's or the Executive's achievement of the goals referred to in Section 3.3 of this Agreement;

(iv) accelerated vesting as to 50% of Executive's then unvested option shares; and

(v) reimbursement for up to $100,000 of expenses incurred in obtaining new employment, provided Executive submits evidence that is satisfactory to the Company that the amount involved was expended and related to obtaining new employment.

4.3 Involuntary Termination Following a Change of Control. If Executive's employment is terminated by the Company or a successor entity without Cause or by Executive's Resignation for Good Reason in either case within twelve (12) months following a Change of Control, Executive will receive payment for all salary and unpaid vacation accrued as of the date of Executive's termination of employment, and, in addition, Executive will be entitled to receive the following severance benefits:

(i) continued payment of his base salary for a period of eighteen (18) months following the date of termination, in accordance with the Company's normal payroll practices;

(ii) reimbursement of his premium cost for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or the California Continuation of Benefits Replacement Act of 1997, as amended, whichever is applicable, for the lesser of the first eighteen (18) months of continuation coverage or that number of months until Executive becomes eligible for reasonably comparable benefits under any future employer's health insurance plan, provided Executive makes a timely election for such continuation coverage and presents reasonably requested documentation of payment of such premiums;

(iii) payment of 150% of Executive's current year discretionary cash bonus regardless of the Company's or the Executive's achievement of the goals referred to in Section 3.3 of this Agreement;

(iv) accelerated vesting of 100% of all the unvested option shares pursuant to the terms of Section 3.2(ii) of this Agreement; and

(v) reimbursement for up to $50,000 of expenses incurred in obtaining new employment, provided Executive submits evidence that is satisfactory to the Company that the amount involved was expended and related to obtaining new employment.

5. Definitions. For purposes of this Agreement, the following definitions shall apply:

5.1 "Change of Control" means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

5.2 "Cause" means the determination by the Company's Board of Directors of any of the following: (i) Executive's failure to perform Executive's duties and responsibilities to the Company in a manner satisfactory to the Board; (ii) Executive's violation of a Company policy; (iii) Executive's violation of any state or federal law, including but not limited to any act of fraud, embezzlement or dishonesty, or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company, including the Company's reputation; (iv) Executive's unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Executive owes an obligation of nondisclosure as a result of his relationship with the Company; or (v) Executive's breach of any of his or her obligations under any written agreement or covenant with the Company.

5.3 "Resignation for Good Reason" means, subject to the right of either party to arbitrate a dispute with respect thereto in accordance with Section 12 below, Executive's resignation as a result of, and within 30 days following: (i) a change in Executive's position such that he is not a corporate officer of the Company (or a successor company, in the event of a Change of Control); (ii) a significant and substantial reduction in Executive's job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Executive immediately before such reduction; (iii) any reduction in Executive's base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iv) a relocation of the Company's executive offices to a location more than 50 miles away from their current location provided such change increases Executive's commute by 25 miles or 45 minutes.

6. Confidentiality Agreement. Executive has signed a Proprietary Information and Inventions Agreement (the "Proprietary Agreement") that is incorporated by reference and made a part of this Agreement and the form of which is attached hereto as Exhibit D. Executive hereby represents and warrants to the Company that Executive has complied with all obligations under the Proprietary Agreement and agrees to continue to abide by the terms of the Proprietary Agreement and further agrees that the provisions of the Proprietary Agreement shall survive any termination of this Agreement or of Executive's employment relationship with the Company in accordance with the terms of the Proprietary Agreement.

7. Confidentiality of Terms. Executive agrees to follow the Company's strict policy that

employees must not disclose, either directly or indirectly, any information, including any of the terms of this Agreement, regarding salary or stock purchase allocations to any person, including other employees of the Company (other than such employees who have a need to know such information); provided, however, that Executive may discuss such terms with members of his immediate family and any legal, tax or accounting specialists who provide Executive with individual legal, tax or accounting advice.

8. Covenants. In addition to the obligations to which the Executive agreed by executing the Proprietary Agreement, Executive understands and agrees that during the term of Executive's employment with the Company, and for the greater of (i) the duration of any payments to Executive of severance benefits pursuant to Section 4 of this Agreement or (ii) one (1) year after the termination of Executive's employment with the Company, Executive will not do any of the following:

8.1 Compete. Without the Company's prior written consent, Executive will not directly or indirectly be employed or involved with any business developing or exploiting any products or services that are competitive with products or services (i) being commercially developed or exploited by the Company during Executive's employment and (ii) on which Executive worked or about which Executive learned proprietary information or trade secrets of the Company during Executive's employment with the Company.

8.2 Solicit Business. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his, her or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

8.3 Solicit Personnel. Solicit or influence or attempt to influence any of the Company's employees, consultants or other service providers to terminate or otherwise cease his, her or its employment, consulting or service relationships with the Company or to become an employee, consultant or service provider of any competitor of the Company.

9. Breach of the Agreement. Executive acknowledges that upon his breach of this Agreement or the Proprietary Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Executive from committing or continuing any such violation of the Agreement or the Proprietary Agreement. Executive acknowledges and agrees that upon Executive's material or intentional breach of any of the provisions of the Agreement (including Section 8) or the Proprietary Agreement, in addition to any other remedies the Company may have under this Agreement or otherwise, the Company's obligations to provide benefits to Executive as described in this Agreement, including without limitation those benefits provided in Section 4, shall immediately terminate.

10. Entire Agreement. This Agreement, including the Proprietary Agreement that the Executive has signed, sets forth the entire agreement and understanding of the parties relating to the subject matter herein, supercedes any prior agreement, and merges all prior discussions between

them.

11. Conflicts. Executive represents and warrants that his performance of all the terms of this Agreement will not breach any other agreement or understanding to which Executive is a party. Executive has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement.

12. Dispute Resolution. In the event of any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof (including a dispute as to whether Cause or Resignation for Good Reason exists), the parties hereto shall first submit their dispute to formal mediation. The Company shall select a mediator reasonably acceptable to both parties. In the event that the parties cannot reach resolution through formal mediation, the dispute shall be settled by arbitration in Los Angeles, California, in accordance with the Rules of the American Arbitration Association then in effect. Each party shall pay his, her or its own costs (including attorneys' fees) in connection with such mediation or arbitration. To the extent such mediation or arbitration requires the submission of any information that either party claims is confidential information, the parties agree that such mediation or arbitration shall be confidential proceeding. Judgment upon the award rendered by the mediator or arbitrator may be entered in any court of competent jurisdiction. If any proceeding is necessary to enforce the mediation or arbitration award, the prevailing party shall be entitled to reasonable attorneys fees and costs and disbursements, in addition to any other relief to which such party may be entitled. Notwithstanding the foregoing, the Company shall be entitled to seek equitable relief directly from a court of competent jurisdiction (without prior arbitration) with respect to any alleged breach of the Proprietary Agreement or Section 8, including specific performance and injunctions, restraining Executive from committing or continuing to commit such alleged breach.

13. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14. Miscellaneous Provisions.

14.1 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

14.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

14.3 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to its or any other jurisdiction's principles of conflict of laws.

14.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

14.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

14.6 Advice of Counsel. Each party to this agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting of preparation hereof.

The parties have executed this Employment Agreement as of the date first written above.

The Company:

OPTI-HARVEST, INC.

By: ______________________
Don Danks
President

Address: 1999 Avenue of the Stars, Suite 2520
Los Angeles, California 90067

Executive:

By: ______________________

Name (Print): Jonathan Destler

Address: 10332 La Grange Ave
Los Angeles, CA 90025

Tel: 310-569-3634

EXHIBIT A
(TO EMPLOYMENT AGREEMENT)

OPTI-HARVEST, INC.

2016 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan (the "Plan") shall have the same defined meanings in this Stock Option Agreement (the "Option Agreement").

NOTICE OF STOCK OPTION GRANT

Name: «Name»

Address: «Address»
«City_State_Zip»

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	«Grant_Date»
Vesting Commencement Date:	«Vest_Date»
Exercise Price per Share:	$ «Price_Per_Share»
Total Number of Shares Granted:	«Shares»
Total Exercise Price:	$ «Total_Price»
Type of Option:	«ISO» Incentive Stock Option
	«NSO» Nonstatutory Stock Option
Term/Expiration Date:	«Expire_Date»

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

[Twenty-five percent (25%) of the Shares subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date, and one forty-eighth ($1/48^{th}$) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant's death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised

after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13 of the Plan.

AGREEMENT

Grant of Option. The Administrator of the Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Option Agreement ("Participant"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO"). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

Exercise of Option.

Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.

Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

Participant's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of

this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 0.

Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

cash;

check;

consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the "Reliance End Date"), Participant shall not transfer this Option or, prior to exercise, the Shares subject to this Option, in any manner other than (i) to persons who are "family members" (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant. Until the Reliance End Date, the Options and, prior to exercise, the Shares subject to this Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any "put equivalent position" or any "call equivalent position" (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

Tax Obligations.

Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue

Service (the "IRS") to be less than the Fair Market Value of a Share on the date of grant (a "discount option") may be considered "deferred compensation." An Option that is a "discount option" may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The "discount option" may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant's costs related to such a determination.

Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules of, California.

No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	OPTI-HARVEST, INC.
______________________________	______________________________
Signature	By
«Name»	______________________________
Print Name	Print Name
«Address»	______________________________
	Title
«City_State_Zip»	
Residence Address	

EXHIBIT A

2016 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Opti-Harvest, Inc.
1999 Avenue of the Stars, Suite 2520
Los Angeles, CA 90067

Attention: Chief Executive Officer

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned ("Participant") hereby elects to exercise Participant's option (the "Option") to purchase ________________ shares of the Common Stock (the "Shares") of Opti-Harvest, Inc. (the "Company") under and pursuant to the 2016 Equity Incentive Plan (the "Plan") and the Stock Option Agreement dated ______________, _____ (the "Option Agreement").

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. Company's Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the "Right of First Refusal").

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section 0 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 0, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, *provided* that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 0 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 0 notwithstanding, the transfer of any or all of the Shares during the Participant's lifetime or on the Participant's death by will or intestacy to the Participant's immediate family or a trust for the benefit of the Participant's immediate family shall be exempt from the provisions of this Section 0. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 0, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 0.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in

connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
>
> THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
>
> THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY'S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth,

this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
PARTICIPANT	OPTI-HARVEST, INC.
Signature ____________________	By ____________________
Print Name «Name»	Print Name ____________________
	Title ____________________
Address:	Address:
«Address»	1999 Avenue of the Stars, Suite 2520
«City State Zip»	Los Angeles, CA 90067
	Date Received ____________________

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	«Name»
COMPANY	:	OPTI-HARVEST, INC.
SECURITY	:	COMMON STOCK
AMOUNT	:	«Shares»
DATE	:	

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

(b) Participant acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant's investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability

of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited "broker's transaction," transactions directly with a "market maker" or "riskless principal transactions" (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

____
Signature

«Name»
Print Name

____
Date

EXHIBIT B
(TO EMPLOYMENT AGREEMENT)

Pursuant to Section 3.3 of the Employment Agreement, dated November 13, 2018, by and between Opti-Harvest, Inc., a Nevada corporation (the "Company"), and Jonathan Destler, the Company shall pay the following compensation to Mr. Destler ("Executive") as follows:

1. The Company pay Executive a cash bonus(es) (the "Bonus") equal to 10% of first $1,000,000 of earnings before interest, tax, depreciation and amortization ("EBITDA") of the Company, 8% of the second $1,000,000 of EBITDA of the Company, 6% of the third $1,000,000 of EBITDA of the Company, 4% of the fourth $1,000,000 of EBITDA of the Company, and 2% of all EBITDA of the Company in excess of $4,000,000. All Bonus payments are due to Executive when the Company earns its EBITDA.

In lieu of any cash payment due to Executive as a Bonus, Executive, may in his sole discretion, elect to receive shares of common stock of the Company at a rate of $0.75 per share. In lieu of any issuance of shares common stock by the Company to Executive as a Bonus, Executive may, in his sole discretion, elect to receive such shares of common stock, in whole or in part, in the form of a restricted stock grant with a future vesting date.

2. For purposes of this Agreement, the term "Transaction" shall include, without limitation, any sale (whether in one or a series of transactions) of all or a substantial amount of the assets or the capital stock of the Company, any sale, merger, consolidation or other event which results in the transfer of control of or a material interest in the Company or of all or a substantial amount of the assets thereof, as well as any recapitalization, restructuring or liquidation of the Company by the current owners, a third party or any combination thereof, or any other form of transaction or disposition which results in the effective sale of the principal business and operations of the Company by the current owners. Furthermore, if it is determined that a Transaction is to be effected as a multi-step transaction whereby the Company transfers its principal operating components to an acquiror, with certain remaining assets (*e.g.*, including, but not limited to, cash, cash equivalents, investments, inventories, receivables, intellectual property and/or other assets) being retained by the Company, liquidated or sold (by way of an asset sale, stock sale, spin-off or other structure) to third parties (including new entities formed to effect the multi-step transaction), then such retained, liquidated or sold assets shall be deemed to be part of the Aggregate Value of such Transaction. If such assets are sold to third parties or liquidated to the public, the Aggregate Value shall include the proceeds of such sale or liquidation.

For purposes of this Agreement, the term "Licensing Transaction" shall include, without limitation, any license, partnership or co-promotional agreement, joint venture, alliance, reselling agreement, development agreement and any other such transaction in which the Company transfers any rights to its technology or intellectual property (with any definitive agreement to enter into such transaction being referred to herein as a "License Agreement").

In the event a Transaction is consummated or If the Company enters into an agreement providing for a Transaction, the Company will pay Executive a "Transaction Fee", payable in cash or other immediately available funds at the closing of the Transaction. The Transaction Fee

shall be equal to three percent (3%) of the Aggregate Value (as defined below) of the Transaction; however, in no event shall the Transaction Fee be less than $750,000.

In the event consideration with respect to any such Transaction consists solely of stock or other non-cash consideration, the absence of such cash component shall not preclude the Company from engaging in the Transaction nor absolve the Company from liability for payment of the Transaction Fee in cash, and it shall be the Company's responsibility to make all arrangements necessary to effect such payment upon closing of the Transaction.

The "Aggregate Value" of the Transaction shall equal the value of all consideration, whether cash, cash equivalents, notes and other securities, contractual arrangements or other property (including contingent consideration), received or to be received by the Company and/or its security holders, directly or indirectly, for or with respect to the Company or its assets, plus (i) the value of any non-trade liabilities including indebtedness for money borrowed and associated accrued interest, capital leases and preferred stock obligations of the Company remaining on the Company's financial statements at the closing of the Transaction or directly or indirectly assumed, retired or defeased in connection with the Transaction, (ii) the aggregate amounts payable under any (a) stock appreciation rights plan, (b) employee severance, noncompetition or retention packages, (c) pension liabilities and guarantees, and/or (d) consulting, licensing or supply arrangements, in each case (a) through (d) to the extent entered into in contemplation of the Transaction and/or directly or indirectly assumed, retired or defeased in connection with the Transaction, (iii) any extraordinary tax or other liability that is created as a result of the Transaction and directly or indirectly assumed by the acquirer, retired or defeased in connection with the Transaction (*e.g.*, a built-in gain created by a tax election), (iv) the value of employee stock options, warrants and other securities convertible or exercisable into common shares of the Company, whether or not such options, warrants or other convertible securities are canceled, assumed by the acquirer, converted or exchanged into options or other securities convertible into or exercisable for stock of the acquirer, or purchased/cashed-out by the acquirer on the effective date of the definitive agreement or the closing date of the Transaction, (v) all legal fees payable by the Company and/or its security holders in a Transaction which are directly paid by the acquirer on behalf of the Company and/or its security holders, and (vi) the aggregate amount of any dividends or other distributions declared by the Company after the date hereof, other than normal quarterly cash dividends.

"Licensing Aggregate Value" shall include both cash and non-cash consideration (including but not limited to intellectual or intangible property, securities, labor or services rendered, debt (or cancellation thereof) or tangible property) payable to the Company pursuant to the Licensing Agreement as license fees, initial payments, milestone payments, royalty payments, progress payments and other contingent and/or future payments. In the event a Licensing Transaction is consummated for a Licensing Aggregate Value of greater than $5 million, the Company hereby agrees to pay Executive a cash fee (the "Licensing Transaction Fee"), payable in cash or other immediately available funds at the closing of the Licensing Transaction, equal to six percent (6.0%) of the Licensing Aggregate Value; provided, however, that in no event shall the License Transaction Fee be less than $750,000.

Any amounts to be paid contingent upon future events shall be estimated for the purposes of calculating the Transaction Fee or Licensing Transaction Fee at an expected value mutually agreeable to the Company and to Executive at the time of closing. If a buyer requires that a

portion of the Aggregate Value or Licensing Aggregate Value be placed in an escrow account for a period(s) of time to satisfy any potential breaches or failures of any of the representations or warranties of the Company and/or any of its security holders in connection with the Transaction, Licensing Transaction, or any breach of, or failure to perform, any agreement or covenant of the Company and/or any of its security holders, then the full amount placed in such escrow account shall, for purposes of calculating the Transaction Fee or Licensing Transaction Fee, be deemed to be Aggregate Value or Licensing Aggregate Value received by the Company and/or its security holders at the closing of the Transaction or Licensing Transaction and the fee to Executive on such amount will be due at the closing of the Transaction or Licensing Transaction. No fees or expenses payable to any other financial advisor either by the Company or by any other entity shall reduce or otherwise affect the fees payable to Executive hereunder.

In the case of a Transaction or Licensing Transaction in which the consideration consists of another company's publicly traded common stock, the value of such consideration shall be computed based on the average closing price of such common stock over the 10 consecutive trading days up to and including the second trading day immediately preceding the closing of the Transaction or Licensing Transaction. In the case of a Transaction in which the consideration received consists of securities that are not publicly-traded or reported on a recognized public securities exchange, the value of such securities shall be determined by agreement between the Company and Executive.

Without limiting the generality of the foregoing, it is understood that any transaction resulting in the sale of more than 50% of the Company's voting stock will be deemed a consummated Transaction for purposes of determining when the full Transaction Fee is payable.

All fees payable hereunder are net of all applicable withholding and similar taxes.

EXHIBIT C
(TO EMPLOYMENT AGREEMENT)

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "Agreement") is made as of November 13, 2018, by and between Opti-Harvest, Inc., a Delaware corporation (the "Company"), and Jonathan Destler (the "Indemnitee").

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or

upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

(b) Proceedings by or in the right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

2. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such

notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company's Board of Directors, the Delaware General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange

Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

7. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated By Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

11. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including

attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

12. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered via e-mail with receipt acknowledged, personally or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee's heirs, legal representatives and assigns.

(g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[signature page follows]

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

The Company:

OPTI-HARVEST, INC.

By: ______________________________
Name: Don Danks
Title: President

Address: 1999 Avenue of the Stars, Suite 2520
Los Angeles, California 90067

AGREED TO AND ACCEPTED:

Indemnitee:

____
(Signature)
Print Name: Jonathan Destler

Address: 1999 Avenue of the Stars, Suite 2520
Los Angeles, California 90067

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

OPTI-HARVEST, INC.

In consideration of my employment or consultancy (as the case may be) by Opti-Harvest, Inc., a Delaware corporation (the "Company", which term includes the Company's subsidiaries and any of its affiliates), any opportunity for advancement or reassignment that the Company may offer me, the compensation paid to me in connection with such employment and any stock and/or stock options which have been or may be granted to me by the Company, I, Jonathan Destler, hereby agree as follows:

1. Whenever used in this Agreement the following terms will have the following meanings:

1.1 "Invention(s)" means discoveries, developments, designs, improvements, inventions and/or works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new machine, article of manufacture, biological material, method, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon.

1.2 "Proprietary Information" means information or physical material not generally known or available outside the Company or information or physical material entrusted to the Company by third parties. This includes, but is not limited to, Inventions, confidential knowledge, trade secrets, copyrights, product ideas, techniques, processes, formulas, object codes, biological materials, mask works and/or any other information of any type relating to documentation, data, schematics, algorithms, flow charts, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations. Proprietary Information may be contained in material such as drawings, samples, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

1.3 "Company Documents" means documents or other media that contain Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

2. I understand that the Company is engaged in a continuous program of research, development and production. I also recognize that the Company possesses or has rights to Proprietary Information (including certain information developed by me during my employment or consultancy (as the case may be) by the Company that has commercial value in the Company's business.

2. I understand that the Company is engaged in a continuous program of research, development and production. I also recognize that the Company possesses or has rights to Proprietary Information (including certain information developed by me during my employment or consultancy (as the case may be) by the Company that has commercial value in the Company's business.

3. I understand that the Company possesses Company Documents that are important to its business.

4. I understand and agree that my employment or consultancy (as the case may be) creates a relationship of confidence and trust between me and the Company with respect to (i) all Proprietary Information and (ii) the confidential information of another person or entity with which the Company has a business relationship and is required by terms of an agreement with such entity or person to hold such information as confidential. At all times, both during my employment or consultancy (as the case may be) by the Company and after its termination, I will keep in confidence and trust all such information, and I will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

5. In addition, I hereby agree as follows:

5.1 All Proprietary Information will be the sole property of the Company and its assigns, and the Company and its assigns will be the sole owner of all trade secrets, patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may presently have or I may acquire in such Proprietary Information.

5.2 All Company Documents, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my employment or consultancy (as the case may be) will be and remain the sole property of the Company. I will return to the Company all such Company Documents, materials and property as and when requested by the Company, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement (my "Personal Documents"). Even if the Company does not so request, I will return all such Company Documents, materials and property upon termination of my employment or consultancy (as the case may be) by me or by the Company for any reason, and, except for my Personal Documents, I will not take with me any such Company Documents, material or property or any reproduction thereof upon such termination.

5.3 I will promptly disclose to the Company, or any persons designated by it, all Inventions relating to the Field, as defined below, made or conceived, reduced to practice or learned by me, either alone or jointly with others, prior to the term of my employment or consultancy (as the case may be) and for one (1) year thereafter. For purposes of this Agreement, "Field" means research, development, marketing or manufacturing of any products also researched, developed, marketed or manufactured by the Company.

5.4 All Inventions that I conceive, reduce to practice, develop or have developed (in whole or in part, either alone or jointly with others) during the term of my employment or consultancy (as the case may be) will be the sole property of the Company and its assigns to the maximum extent permitted by law (and to the fullest extent permitted by law will be deemed "works made for hire"), and the Company and its assigns will be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company my entire right, title and interest, whether possessed now or later acquired, in such Inventions. I agree that any Invention required to be disclosed under paragraph (c) above within one (1) year after the term of my employment or consultancy (as the case may be) will be presumed to have been conceived during my employment or consultancy (as the case may be). I understand that I may overcome the presumption by showing that such Invention was conceived after the termination of my employment or consultancy (as the case may be).

CALIFORNIA

I understand that to the extent my relationship with the Company is at any time determined to be that of an employee for purposes of California Labor Code Section 2870, the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A, discussed below in paragraph 6.

5.5 During or after my employment, upon the Company's request and at the company's expense, I will execute all papers in a timely manner and do all acts necessary to apply for, secure, maintain or enforce patents, copyrights and any other legal rights in the United States and foreign countries in Inventions assigned to the Company under this Agreement, and I will execute all papers and do any and all acts necessary to assign and transfer to the Company or any person or party to whom the Company is obligated to assign its rights, my entire right, title and interest in and to such Inventions. This obligation will survive the termination of my employment or consultancy (as the case may be), but the Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and instead of me, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

5.6 So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company (such disclosure to be held in confidence by the Company) the nature and scope of any other business activity in which I am or become engaged during the term of my employment or consultancy (as the case may be). During the term of my employment or consultancy (as the case may be), I will not engage in any other business

activity that is related to the Company's business or its actual or demonstrably anticipated research and development.

6. As a matter of record I attach hereto as Exhibit B a complete list of all Inventions (including patent applications and patents) relevant to the Field that have been made, conceived, developed or first reduced to practice by me, alone or jointly with others, prior to my employment or consultancy (as the case may be) with the Company that I desire to remove from the operation of this Agreement, and I covenant that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement. If in the course of my employment or consultancy with the Company, I use or incorporate into a product or process an Invention not covered by Paragraph 5(d) of this Agreement in which I have an interest, the Company is hereby granted a nonexclusive, fully paid-up, royalty-free, perpetual, worldwide license of my interest to use and sublicense such Invention without restriction of any kind.

7. I represent that my execution of this Agreement, my employment or consultancy (as the case may be) with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any former employer, or other person or entity, including any obligations to keep confidential any proprietary or confidential information of any such employer. I have not entered into, and I will not enter into, any agreement that conflicts with or would, if performed by me, cause me to breach this Agreement.

8. In the course of performing my duties to the Company, I will not utilize any proprietary or confidential information of any former employer.

9. I agree that this Agreement does not constitute an employment or consultancy (as the case may be) agreement for a specific duration and that, unless otherwise provided in a written contract signed by both the Company Chief Executive Officer or its principal operating officer and me, (i) my employment or consultancy (as the case may be) with the Company is "at will" and (ii) I will have the right to resign my employment or consultancy (as the case may be), and the Company will have the right to terminate my employment or consultancy (as the case may be), at any time and for any reason, with or without cause.

10. This Agreement will be effective as of the first day of my employment or consultancy (as the case may be) by the Company and the obligations hereunder will continue beyond the termination of my employment and will be binding on my heirs, assigns and legal representatives. This Agreement is for the benefit of the Company, its successors and assigns (including all subsidiaries, affiliates, joint ventures and associated companies) and is not conditioned on my employment for any period of time or compensation therefor. I agree that the Company is entitled to communicate any obligations under this Agreement to any future employer or potential employer of mine.

11. During the term of my employment and for one (1) year thereafter, I will not, without the Company's written consent, directly or indirectly be employed or involved with any business developing or exploiting any products or services that are competitive with products or services

13. I acknowledge that any violation of this Agreement by me will cause irreparable injury to the Company and I agree that the Company will be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

14. I agree that any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of the state of California without regard to its or any other jurisdiction's conflict of laws provisions. I further agree that if one or more provisions of this Agreement are held to be unenforceable under applicable California law, such provision(s) will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

15. I HAVE READ AND UNDERSTOOD THIS AGREEMENT. THIS AGREEMENT MAY ONLY BE MODIFIED BY A SUBSEQUENT WRITTEN AGREEMENT EXECUTED BY THE PRESIDENT OR CHIEF OPERATING OFFICER OF THE COMPANY.

Dated: 12/17/18, 2018.

By: ______________________________
Name (Print): Jonathan Destler

Accepted and Agreed to:

OPTI-HARVEST, INC.

By: ______________________________
Name: Don Danks
Title: President

EXHIBIT A

Opti-Harvest, Inc.

____

____

Ladies and Gentlemen:

1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment or consultancy (as the case may be) by Opti-Harvest, Inc. (the "Company") that have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my employment or consultancy (as the case may be) by the Company that I desire to remove from the operation of the Proprietary Information and Inventions Agreement entered into between the Company and me.

X No inventions or improvements.

________ Any and all inventions regarding:

________ Additional sheets attached.

2. I propose to bring to my employment or consultancy (as the case may be) the following materials and documents of a former employer:

________ No materials or documents.

________ See below:

By: __________________________

Name (Print): Smitha Dsilva

EXHIBIT B

In accordance with California Labor Code Section 2872, you are hereby notified that your Confidentiality and Invention Assignment Agreement does not require you to assign to the Company any Invention for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on your own time, and does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or does not result from any work performed by you for the Company.

Following is the text of California Labor Code Section 2870:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.